UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2004

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Election of Directors; Appointment of Principal Officers.

New Independent Directors

On August 17, 2004, Lumera Corporation added three independent directors to its Board of Directors. There are now seven members of the Board of Directors, four of whom are independent under the rules of the Nasdaq National Market. Each of the new directors was appointed to one or more committees of the Board of Directors, and Lumera’s Audit Committee and Compensation Committee are now each composed of at least three directors. All members of the committees are independent.

On August 17, 2004, Mr. Fraser Black joined the Board of Directors. Since 1998, Mr. Black has served as a Managing Partner at Pioneer Square Properties, a real estate property management and development company. From 1995 to 1998, Mr. Black served as Chief Financial Officer of ONYX Software, a CRM enterprise software developer. Mr. Black has an A.B. in Geology from Harvard College and an M.B.A. from the Stanford Graduate School of Business. Mr. Black will serve as a member of Lumera’s Audit Committee and Compensation Committee.

On August 17, 2004, Mr. Donald Guthrie joined the Board of Directors. Since 1995, Mr. Guthrie has served as Vice Chairman of the Western Wireless Corporation, where he also served as Chief Financial Officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as Vice Chairman of VoiceStream Wireless, now T-Mobile USA subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as Senior Vice President and Treasurer of McCaw Cellular. Mr. Guthrie has an B.A. in Economics and Statistics from the University of California, Berkeley and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Guthrie will serve as the Chairman of Lumera’s Audit Committee and as a member of the Compensation Committee.

On August 17, 2004, Mr. C. James Judson joined the Board of Directors. In 1995, Mr. Judson co-founded Eagle River Investments, LLC, a Kirkland-based venture capital fund that focuses on communications. Since 1975, Mr. Judson has been a business law partner at Davis Wright Tremaine in Seattle. Mr. Judson has a B.A. from Stanford University in Economics and an L.L.B. from Stanford Law School. Mr. Judson currently serves as a director of China Unicom Limited and Nextel International, Inc. Mr. Judson will serve as a member of Lumera’s Audit Committee and the Nominating and Governance Committee.

Chief Financial Officer

On August 17, 2004, Mr. Peter Biere began serving as Chief Financial Officer and Treasurer of Lumera Corporation in August 2004. From September 2003 to August 2004, Mr. Biere acted as Interim CEO and CFO of Entrées, Inc. From February 2002 to August 2003, Mr. Biere provided financial consulting services. From July 1999 to January 2002, Mr. Biere served as Chief Financial Officer of Locate Networks, a location-based wireless service provider. From May 1993 to July 1999, Mr. Biere served as Senior Vice President and Chief Financial Officer of Zones, Inc., where he helped lead that company’s initial public offering. Mr. Biere has a B.A. in Accounting and an M.A. in Accounting from the University of Iowa.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter Biere
Name:	Peter Biere
Title:	Chief Financial Officer and Treasurer

Date: August 30, 2004